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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


        The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto relating to the shares of common stock of Ardent Software, Inc. acquired by them in the merger of Unidata, Inc. and Vmark Software, Inc., with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

        This Joint Filing Agreement may be signed in counterpart copies.



                            (Signature Page Follows)



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Date:  February 18, 1998               JAMES T. DRESHER



                                       /s/ James T. Dresher
                                       -----------------------------------------


Date:  February 18, 1998               GLENANGUS HOLDINGS CORP.


                                       By:      /s/ James T. Dresher
                                                --------------------------------
                                       Name:    James T. Dresher
                                       Title:   President